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                                                                  Exhibit 10.16

                           NOTE PURCHASE AGREEMENT

     THIS NOTE PURCHASE AGREEMENT is made and entered into as of February 2, 1999 by and between ENDOCARDIAL SOLUTIONS, INC. (the "Company"), a Delaware corporation, and MEDTRONIC ASSET MANAGEMENT, INC. ("Medtronic"), a Minnesota corporation.

                                  RECITALS

     WHEREAS, the Company desires to issue and sell to Medtronic, and Medtronic desires to purchase from the Company, on the terms and subject to the conditions set forth in this Agreement, a promissory note of even date herewith having a principal amount of up to $7,000,000 in the form attached hereto as Exhibit A (the "Note") and a Warrant to purchase shares of the Company's Common Stock, par value $.01 per share, in the form attached hereto as Exhibit B (the "Warrant").

                                  AGREEMENT

     NOW, THEREFORE, in consideration of the respective representations, warranties, covenants and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                  ARTICLE I
                                 DEFINITIONS

     1.1 SPECIFIC DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth or as referenced below:

     "AGREEMENT" means this Agreement and all exhibits and schedules hereto.

     "COMMON STOCK" means the shares of the Company's common stock, par value $.01 per share, authorized for issuance under the Company's Certificate of Incorporation.

     "COMPANY REPORTS" means each registration statement, report, proxy statement or information statement prepared by the Company since December 31, 1996 including, without limitation, (i) the Company's Annual Reports on Form 10-K, and (ii) the Company's Quarterly Reports on Form 10-Q, each in the form (including exhibits and any amendments thereto) filed with the SEC, and each annual and quarterly report sent to its stockholders

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     "DISTRIBUTION" shall mean the declaration or payment of any dividend on or in respect of any shares of any class of capital stock of the Company, other than dividends payable solely in shares of common stock of the Company; the purchase, redemption, or other retirement of any shares of any class of capital stock of the Company, directly or indirectly; the return of capital by the Company to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of the Company.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "FORM S-3" means such form under the Securities Act in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

     "HOLDER" means Medtronic or any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Article VII hereof.

     "INDEBTEDNESS" shall mean all obligations, contingent and otherwise, that in accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (c) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit, but excluding all guarantees, endorsements and other contingent obligations which would not, in accordance with generally accepted accounting principles, be classified as liabilities upon the obligor's balance sheet.

     "INITIATING HOLDERS" means Holders of the Warrant and/or outstanding Registrable Securities at the time of the request for registration pursuant hereto, provided that the amount of the Warrant and Registrable Securities so held by such Holders represents more than fifty percent (50%) of the total of: (i) then oustanding Registrable Securities and (ii) Registrable Securities issuable upon the then outstanding Warrant.

     "INVESTMENTS " shall mean all expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other

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commitments as described under Indebtedness), or obligations of, others, including without limitation, investments in joint ventures or limited partnerships.

     "KNOWLEDGE" means actual knowledge of a fact or the knowledge which such person could reasonably be expected to have based on reasonable inquiry. The knowledge of an entity shall include the knowledge of such entity's officers.

     "LIENS" means liens, mortgages, charges, security interests, claims, voting trusts, pledges, encumbrances, options, assessments, restrictions, or third-party or spousal interests of any nature.

     "NOTE" has the meaning assigned to such term in the recitals of this Agreement.

     "REGISTER," and "REGISTRATION" means a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

     "REGISTRABLE SECURITIES" means (i) the Shares and (ii) any shares of Common Stock of the Company issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) as a dividend or other distribution with respect to, or in exchange for or in replacement of, the Shares. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 under the Securities Act or sold in a private transaction in which the transferror's rights under
Article VII of this Agreement are not assigned.

     "REGISTRATION EXPENSES" means all expenses incurred by the Company in complying with Article VII hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements not to exceed Ten Thousand Dollars ($10,000) of a single special counsel for the holders of Registrable Securities, blue sky fees and expenses (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

     "SEC" means the United States Securities and Exchange Commission.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SELLING EXPENSES" means all underwriting discounts and commissions applicable to a sale of Registrable Securities.

     "SHARES" means the shares of the Company's Common Stock issued or issuable upon exercise of the Warrant.

     "WARRANT" has the meaning assigned to such term in the recitals of this Agreement.

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     1.2  DEFINITIONAL PROVISIONS.

          (a) The words "hereof," "herein," and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provisions of this Agreement.

          (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice-versa.

          (c) References to an "Exhibit" or to a "Schedule" are, unless otherwise specified, to one of the Exhibits or Schedules attached to or referenced in this Agreement, and references to an "Article" or a "Section" are, unless otherwise specified, to one of the Articles or Sections of this Agreement.

          (d) The term "person" includes any individual, partnership, joint venture, corporation, trust, unincorporated organization or government or any department or agency thereof.

                                  ARTICLE II
                         PURCHASE OF NOTE AND WARRANT

     2.1 PURCHASE AND SALE OF NOTE. The Company hereby issues and delivers to Medtronic, and Medtronic hereby purchases from the Company, the Note.

     2.2 PURCHASE AND SALE OF WARRANT. The Company hereby issues and delivers to Medtronic, and Medtronic hereby purchases from the Company, the Warrant.

     2.3 PURCHASE PRICE. The purchase price for the Note and the Warrant shall be an amount equal to $3,500,000, payable upon signature of this Agreement by wire transfer of immediately available funds to the Company's account designated by the Company to Medtronic. Medtronic shall be obligated to advance up to an additional $3,500,000 to the Company within thirty (30) days following receipt of the Company's written request for such funds, provided that the written request for such advance is received by Medtronic prior to the close of business on December 31, 1999 and the Note is not then in default and no event has occurred which with notice or the passage of time would result in a default under the Note.

                                 ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Medtronic as follows:

     3.1 ORGANIZATION, QUALIFICATIONS AND CORPORATE POWER. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified to transact business as a foreign

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corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification and where the failure to be so licensed or qualified could have material adverse effect upon the Company or its business. The Company has the corporate power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted, to execute, deliver and perform this Agreement, and to issue, sell and deliver the Shares. The Company has no subsidiaries.

     3.2  AUTHORIZATION OF AGREEMENT, ETC.

          (a) The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder, and the issuance, sale and delivery of the Note and the Warrant have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation or the By-laws of the Company, in each case as amended, or any provision of any material indenture, agreement or other instrument to which the Company or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such material indenture, agreement or other instrument, or result in the creation or imposition of any material Lien upon any of the properties or assets of the Company.

          (b) The shares issuable upon exercise of the Warrant have been duly reserved for issuance and, if and when so issued and paid for in accordance with this Agreement and the Warrant, will be duly authorized, validly issued, fully paid and nonassessable shares of the Company's Common Stock and will be free and clear of all Liens imposed by or through the Company.

     3.3 VALIDITY. This Agreement, the Note and the Warrant have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their terms, subject, as to the enforcement of remedies, to the discretion of the courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally.

     3.4 SEC DOCUMENTS. The Company has delivered or made available to Medtronic for its inspection all of the Company Reports. As of their respective dates, the Company Reports (x) were prepared in all material respects in accordance with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations thereunder and (y) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the balance sheets of the Company included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents the financial position of the Company as of its date and each of the statements of income, retained earnings and cash flows of the Company included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings or cash flows, as the case may be, of

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the Company for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein.

                                  ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF MEDTRONIC

     Medtronic represents and warrants to the Company as follows:

     4.1 ACCREDITED STATUS. Medtronic is an "accredited investor" within the meaning of Rule 501 under the Securities Act and was not organized for the specific purpose of acquiring the Note and the Warrant. Medtronic has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of Medtronic's investment in the Company and Medtronic is able financially to bear the risks thereof. Medtronic, in its capacity as a shareholder of the Company, has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management. The Note and the Warrant are being acquired for Medtronic's own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof. Medtronic understands that (i) neither the Note, the Warrant nor the Shares have been registered under the Securities Act by reason of their issuance or, with respect to the Shares, anticipated issuance, in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Regulation D promulgated under the Securities Act, (ii) the Note and the Warrant must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration and
(iii) the Note and Warrant will bear a legend to such effect.

     4.2 CORPORATE AUTHORITY. The execution, delivery and performance by Medtronic of this Agreement and the transactions contemplated hereby has been duly and validly authorized and approved by all requisite corporate action on the part of Medtronic, and the execution and the delivery of this Agreement and consummation of the transactions contemplated hereby and compliance with and fulfillment of the terms and provisions hereof will not (i) conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under the Articles of Incorporation or Bylaws of Medtronic, or (ii) require any affirmative approval, consent, authorization or other order or action of any court, governmental authority, regulatory body, creditor or any other person. Medtronic has all requisite power and authority to do and perform all acts and things required to be done by it under this Agreement and the agreements contemplated hereby. This Agreement constitutes the valid and binding obligation of Medtronic enforceable in accordance with its terms subject, as to the enforcement of remedies, to the discretion of the courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally.

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                                   ARTICLE V
                                   COVENANTS

     The Company covenants and agrees that for so long as the Note is outstanding:

     5.1 RESTRICTIONS ON INVESTMENTS. Except as set forth in SCHEDULE 5.1 hereto, the Company will not permit to exist or to remain outstanding any Investment except Investments in:

          a) marketable direct or guaranteed obligations of the United States of America that mature within two (2) years from the date of purchase;

          b) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $1,000,000,000, provided that none of the foregoing shall have a term of more than two (2) years from the date of purchase; and

          c) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof with a term of not more than two (2) years that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Services, Inc., and not less than "A 1" if rated by Standard and Poor's.


     5.2 RESTRICTIONS ON INDEBTEDNESS. The Company will not create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

          a)   Indebtedness to Medtronic arising under this Note or otherwise;

          b) existing debt and lease financing facilities of the Company listed on SCHEDULE 5.2(b) attached hereto in an amount not exceeding the maximum amounts set forth on such Schedule and all renewals and refinancings thereof, or liabilities incurred in the ordinary course of business not incurred through (A) the borrowing of money, or (B) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

          c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies not yet due or which are being contested in good faith by appropriate proceedings promptly initiated and diligently conducted, if such reserve or other appropriate provision, if any, as shall be required by generally accepted accounting principles shall have been made therefor;

                                      -7-
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          d)   Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Company shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

          e) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business; or

          g) Indebtedness incurred in connection with the acquisition after the date hereof of any real or personal property in the ordinary course of business by the Company which is secured by a security interest in the acquired real or personal property, PROVIDED that the aggregate principal amount of such Indebtedness of the Company shall not exceed the aggregate amount of $2,500,000 at any one time.

          h) Indebtedness incurred in connection with the lease of real property at market rates for the Company's facilities in the ordinary course of business.

     5.3 DISTRIBUTIONS; USE OF PROCEEDS The Company will not make any Distributions. The Company will use the $7,000,000 proceeds from the sale of the Note and Warrant for general corporate purposes.

     5.4 RESTRICTIONS ON LIENS. The Company will not (i) create or incur or suffer to be created or incurred or to exist any Liens upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (ii) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (iii) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (iv) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or
(v) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; PROVIDED that the Company may create or incur or suffer to be created or incurred or to exist:

          a) liens to secure taxes, assessments, other government charges and claims for labor, material or supplies not yet due or which are being contested in good faith by appropriate proceedings promptly initiated and diligently conducted, if such reserve or other appropriate provision, if any, as shall be required by generally accepted accounting principles shall have been made therefor;

          b) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

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          c)   liens on properties in respect of judgments or awards, the
          Indebtedness with respect to which is permitted by Section 5.2(d);

          d) liens of carriers, warehousemen, mechanics and materialmen, and other like liens on properties in existence less than 120 days from the date of creation thereof in respect of obligations not overdue;

          e) encumbrances on real estate consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Company is a party, and other minor liens or encumbrances none of which in the opinion of the Company interferes materially with the use of the property affected in the ordinary conduct of the business of the Company, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Company;

          f) Liens existing on the date hereof and listed on SCHEDULE 5.4(f) hereto;

          g) purchase money security interests in or purchase money mortgages on real or personal property acquired after the date hereof to secure purchase money Indebtedness of the type and amount permitted by
          Section 5.2(g), incurred in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired; and

          h)   Liens in favor of Medtronic.

     5.5 SALE OF ASSETS. The Company will not become a party to, or agree to or effect any sale or other disposition of any assets which, together with all assets disposed of in the preceding twelve months, have an aggregate net book value of more than 10% of the Company's consolidated net tangible assets computed as of the end of the most recent fiscal quarter preceding such disposition. Notwithstanding the foregoing, the following dispositions shall be permitted and shall be disregarded for purposes of determining the aggregate book value of assets sold or disposed of pursuant to the preceding sentence:

     (a) the disposition of assets in the ordinary course of business, consistent with past practices;

     (b) a disposition of assets resulting in proceeds which within the twelve months following such disposition are reinvested in the Company's business or a business related to the Company in a manner which will cause the reinvested proceeds to have a demonstrable benefit to the Company; or

     (c) a disposition of assets resulting in proceeds which immediately after such disposition are used to prepay the Note at par plus accrued interest.

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     5.6  MERGER, CONSOLIDATION OR ACQUISITIONS. The Company will not become a party to or agree to or effect any merger or consolidation, asset acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business).

     5.7 SALE AND LEASEBACK. The Company will not enter into any arrangement, directly or indirectly, whereby the Company shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Company intends to use for substantially the same purpose as the property being sold or transferred.

     5.8 CAPITAL EXPENDITURES. The Company will not make Capital Expenditures in any fiscal year that exceed, in the aggregate, $2,500,000 for such fiscal year, provided, however, that notwithstanding this limitation the Company shall be entitled to make Capital Expenditures of not more than $3,000,000 for furniture, fixtures and leasehold improvements in connection with the Company's move to new facilities.

     5.9 NOTICE OF DEFAULTS. The Company will promptly notify Medtronic in writing of the occurrence of any Event of Default hereunder or any circumstances likely to lead to an Event of Default.

                                   ARTICLE VI
                               EVENTS OF DEFAULT

     6.1 EVENTS OF DEFAULT. The entire outstanding principal amount of the Note and all accrued but unpaid interest thereon shall, at the option of Medtronic, become immediately due and payable upon the occurrence of any of the following events (each, an "Event of Default") (whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

          (a) if the Company shall fail to pay when due any installment of interest on the Note, which failure has not been cured within ten (10) days after such due date; or

          (b) if the Company shall fail to pay on the maturity of the Note the entire unpaid principal amount of the Note together with all accrued and unpaid interest; or

          (c) if the Company shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Company or of any substantial part of the assets of the or shall commence any case or other proceeding relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any

                                      -10-
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          such case or other proceeding shall be commenced against the
          Company and the Company shall indicate its approval thereof, consent thereto or acquiescence therein; or

          (d) if a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Company bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Company in an involuntary case under federal bankruptcy laws as now or hereafter constituted; or

          (e) if there shall remain in force, undischarged, unsatisfied and unstayed, for more than ten (10) days, whether or not consecutive, any final (as to which the time for further appeals has expired or to which the appeals process has been exhausted) judgment against the Company that, with other outstanding final judgments, undischarged, against the Company exceeds in the aggregate $100,000; or

          (f) if the Company shall be in default under the terms of any indebtedness in excess of $100,000 or such other event has occurred and remains uncured for a period of ten(10) days resulting in the acceleration of any indebtedness in excess of $100,000; or

          (g) if the Company shall be indicted for a federal crime, a punishment for which could include the forfeiture of any assets of the Company having a fair market value in excess of $100,000; or

          (h) if the Company breaches any of its representations, warranties, covenants or agreements set forth herein and such breach continues unremedied for a period of the earlier of (i) twenty (20) days from the date an executive officer of the Company has actual knowledge of such breach or (ii) five (5) days after Medtronic has provided the Company with written notice of such breach, except that any such breach by the Company will not result in an Event of Default hereunder if waived by Medtronic in writing.

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                                 ARTICLE VII
                             REGISTRATION RIGHTS

     7.1  DEMAND REGISTRATIONS.

          (a) Subject to the conditions of this Section 7.1, if the Company shall receive at any time after the date hereof, a written request from Initiating Holders that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities having an aggregate price to public of at least $500,000, then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of Section 7.1(b), effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered.

          (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 7.1 and the Company shall include such information in the written notice referred to in Section 7.1(a). In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 7.1, if the underwriter advises the Company in writing that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all Holders participating in the related registration (including the Initiating Holders). Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

          (c) The Company shall not be obligated to effect more than two (2) registrations pursuant to this Section 7.1.

     7.2  PIGGYBACK REGISTRATIONS

          (a) The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to the filing of any registration statement under the

          Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans and corporate reorganizations) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities of such Holder. Each Holder desiring to include in any such registration statement all or any part of such Holder's Registrable Securities shall, within twenty
          (20) days after receipt of the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder of Registrable Securities decides not to include all of such Holder's Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

          (b) If the registration statement under which the Company gives notice under this Section 7.2 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Section 7.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provisions of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; and second, to the Holders and any other selling shareholders on a pro rata basis based on the total number of securities held by such Holders and other selling shareholders.

     7.3 FORM S-3 REGISTRATIONS. In case the Company shall receive from any Holder or Holders of Registrable Securities a written request or requests that the Company effect the registration under the Securities Act, and any related qualification or compliance with respect to, all or a part of the Registrable Securities owned by such Holder or Holders by the filing with the SEC of a registration statement on Form S-3 covering such Registrable Securities, the Company will:

          (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

          (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable

          Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 7.3: (i) if Form S-3 under the Securities Act is not available for such offering by the Holders, (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $500,000, (iii) if the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its shareholders for such registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than one hundred twenty (120) days after receipt of the request of the Holder or Holders under this Section 7.3, (iv) if the Company has already effected two (2) registrations for the Holders pursuant to this Section 7.3, or (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

          (c) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.

     7.4 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to
Section 7.1 or any registration under Section 7.2 or Section 7.3 shall be borne by the Company. All Selling Expenses incurred in connection with any such registration shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 7.1 or Section 7.3, the request of which has been subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Company was aware but the Initiating Holders were not aware at the time of such request or (b) the Holders of a majority of the total of: (i) then outstanding Registrable Securities and
(ii) Registrable Securities issuable upon exercise of the then outstanding Warrant, agree to forfeit their right to one requested registration pursuant to Section 7.1 or Section 7.3 (in which event such right shall be forfeited by all Holders). If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to this Section 7.4, then the Holders shall not forfeit their rights pursuant to Section 7.1 or Section 7.3 to a demand registration.

     7.5 OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (a) Prepare and file with the SEC a registration statement on Form S-3 (or such other Form as is then available to the Company in connection with such registration) with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one year.

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

          (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (g) Furnish, at the request of a majority of the Holders participating in the registration, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

     7.6 TERMINATION OF REGISTRATION RIGHTS. All registration rights granted under this Article VII shall terminate and be of no further force and effect five (5) years after the exercise in full or expiration of the Warrant.

     7.7 DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Article VII.

     7.8 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Sections 7.1, 7.2 or 7.3:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act, and each underwriter, if any, and each person, if any, who controls any underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company:
          (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action;

          provided however, that the indemnity agreement contained in this
          Section 7.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, or controlling person of such Holder.

          (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers, each person, if any, who controls the Company within the meaning of the Securities Act, and each underwriter, if any, and each person, if any, who controls any underwriter within the meaning of the Securities Act or the Exchange Act, and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, underwriter, controlling person, or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, underwriter, controlling person, or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 7.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further that in no event shall any indemnity under this Section 7.8(b) exceed the gross proceeds from the offering received by such Holder unless the Violation is the result of fraud on the part of such Holder.

          (c)  Promptly after receipt by an indemnified party under this Section
          7.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party provided however, that if there is more than one indemnified party, the indemnifying party shall pay for the fees and expenses of one counsel for any and all indemnified parties to be mutually agreed upon by such indemnified parties, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.
          The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 7.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7.8.

          (d) If the indemnification provided for in this Section 7.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) The foregoing indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the final prospectus filed with the SEC pursuant to SEC Rule 424(b), such indemnity agreement shall not inure to the benefit of any person if a copy of such final prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

          (f) The obligations of the Company and Holders under this Section 7.8 shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

     7.9 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Article VII may be assigned by a Holder to a transferee or assignee of Registrable Securities or a portion of the Warrant; provided, however, that no such transferee or assignee shall be entitled to registration rights under this Article VII hereof unless it acquires Registrable Securities, Warrants, or a combination thereof, that represent at least fifty thousand (50,000) shares of Registrable Securities (as adjusted for stock splits and combinations) and the Company shall, within twenty (20) days after such transfer, be furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; provided, however, that a Holder's failure to provide such notice to the Company shall not in any way impair a Holder's right to make an assignment under this Section 7.9, but until such notice is provided the Company may continue to treat the original Holder (and not the Holder's assignee) as the Holder of the registration rights. Notwithstanding the foregoing, rights to cause the Company to register securities may be assigned to any person or entity who is a subsidiary, parent, general partner or limited partner of a Holder regardless of the number of securities transferred to such person or entity.

     7.10 AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Article VII may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of Registrable Securities and/or Warrant representing at least seventy percent (70%) of the total of: (i) then outstanding Registrable Securities and (ii) Registrable Securities issuable upon exercise of the then outstanding Warrant. Any amendment or waiver effected in accordance with this Section 7.10 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Article VII, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

     7.11 LIMITATION ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least a majority of the total of: (i) then outstanding Registrable Securities and (ii) Registrable Securities issuable upon exercise of the then outstanding Warrant, enter into any agreement with any person or persons providing for the granting to such holder of registration rights pari passu or senior to those granted to Holders pursuant to this Article VII, or of registration rights which might cause a reduction in the number of shares includable by the Holders in any offering pursuant to
Section 7.1 or in any offering subject to Section 7.2.

     7.12 REGISTRATION RIGHTS SEPARATE FROM OTHER REGISTRATION RIGHTS. The registration rights granted to any Holder hereunder shall be deemed to be separate and distinct from any other registration rights (the "Other Registration Rights") granted by the Company to any such Holders or any other holder of the Company's securities, including without limitation, registration rights granted by the Company to holders of its securities pursuant to the Amended and Restated Investors' Rights Agreement dated as of January 31, 1995, as amended

April 26, 1996, between the Company and the purchasers of the Company's Series A Preferred Stock and Series B Preferred Stock identified on the signature pages thereto; the Investment Agreement dated April 26, 1996 between the Company and Medtronic; the Stock Purchase Agreement dated March 18, 1997 between the Company and Medtronic; and the Registration Rights Agreement dated January 30, 1998 by and between the Company and Medtronic.
In addition, any registration of Registrable Securities pursuant to the rights granted hereunder shall not affect the rights of any Holder or any other person under the Other Registration Rights, and any registration of the Company's securities under the Other Registration Rights shall not affect the rights of any Holder of Registrable Securities hereunder.

                                 ARTICLE VIII
                               INDEMNIFICATION

     8.1 INDEMNIFICATION OF MEDTRONIC. The Company shall indemnify, defend and hold harmless Medtronic and each of its subsidiaries, officers, directors and stockholders (Medtronic and such other indemnitees referred to in this Article VIII as "Medtronic") from and against and in respect of any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, interest and penalties, costs and expenses (including, without limitation, reasonable legal fees and disbursements incurred in connection therewith and in seeking indemnification therefor, and any amounts or expenses required to be paid or incurred in connection with any action, suit, proceeding, claim, appeal, demand, assessment or judgment) ("Indemnifiable Losses"), resulting from, arising out of, or imposed upon or incurred by any person to be indemnified hereunder by reason of any breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement or any agreement, certificate or document executed and delivered by the Company pursuant hereto or in connection with any of the transactions contemplated by this Agreement.

     8.2 INDEMNIFICATION OF THE COMPANY. Medtronic shall indemnify, defend and hold harmless the Company and each of its subsidiaries, officers, directors and stockholders (the Company and such other indemnitees referred to in this Article VIII as the "Company") from and against and in respect of any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, interest and penalties, costs and expenses (including, without limitation, reasonable legal fees and disbursements incurred in connection therewith and in seeking indemnification therefor, and any amounts or expenses required to be paid or incurred in connection with any action, suit, proceeding, claim, appeal, demand, assessment or judgment), resulting from, arising out of, or imposed upon or incurred by any person to be indemnified hereunder by reason of any breach of any representation, warranty, covenant or agreement of Medtronic contained in this Agreement or any agreement, certificate or document executed and delivered by Medtronic pursuant hereto or in connection with the transactions contemplated by this Agreement.

     8.3 THIRD-PARTY CLAIMS. If a claim by a third party is made against an indemnified party and if the indemnified party intends to seek indemnity with respect thereto under this Article VIII, such indemnified party shall promptly notify the indemnifying party of such claim; provided, however, that failure to give timely notice shall not affect the rights of the indemnified party so long as the failure to give timely notice does not adversely affect the indemnifying party's ability to defend such claim against a third party. The indemnified party shall not settle such claim without the consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed. If the indemnifying party acknowledges in writing its indemnity obligations for Indemnifiable Losses resulting therefrom, the indemnifying party may participate at its own cost and expense in the settlement or defense of any claim for which indemnification is sought; PROVIDED THAT such settlement or defense shall be controlled by the indemnified party.

     8.4 COOPERATION AS TO INDEMNIFIED LIABILITY. Each party hereto shall cooperate fully with the other parties with respect to access to books, records, or other documentation within such party's control, if deemed reasonably necessary or appropriate by any party in the defense of any claim which may give rise to indemnification hereunder.

                                  ARTICLE IX
                               OTHER PROVISIONS

     9.1 FURTHER ASSURANCES. At such time and from time to time on and after the date hereof upon request by Medtronic, the Company will execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, certificates and assurances that may be required for the better conveying, transferring, assigning, delivering, assuring and confirming to Medtronic, or to its respective successors and assigns, the Note, the Warrant and, upon exercise of the Warrant, the Shares or to otherwise carry out the purposes of this Agreement.

     9.2 COMPLETE AGREEMENT. The schedules and exhibits to this Agreement shall be construed as an integral part of this Agreement to the same extent as if they had been set forth verbatim herein. This Agreement and the schedules and exhibits hereto constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements whether written or oral relating hereto.

     9.3 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. The representations, warranties, covenants and agreements contained herein shall survive the purchase of the Note and the Warrant and remain in full force and effect. No independent investigation of the Company by Medtronic, its counsel, or any of its agents or employees shall in any way limit or restrict the scope of the representations and warranties made by the Company in this Agreement.

     9.4 WAIVER, DISCHARGE, AMENDMENT, ETC. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall not, absent an express written waiver signed by the party making such waiver specifying the provision being waived, be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part thereof or the right of the party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach. This Agreement may be amended by the Company and Medtronic, by mutual action approved by their respective Boards of Directors or their respective officers authorized by such Board of Directors, at any time prior to the Closing Date. Any amendment to this Agreement shall be in writing and signed by the Company and Medtronic.

     9.5 NOTICES. All notices or other communications to a party required or permitted hereunder shall be in writing and shall be delivered personally or by telecopy (receipt confirmed) to such party (or, in the case of an entity, to an executive officer of such party) or shall be sent by a reputable express delivery service or by certified mail, postage prepaid with return receipt requested, addressed as follows:

     if to Medtronic to:

          Medtronic Asset Management, Inc.
          Corporate Center
          7000 Central Avenue N.E.
          Minneapolis, Minnesota 55432

          with separate copies thereof addressed to:
          Attention:     General Counsel
                         FAX: (612) 572-5459
          and
          Attention:     Vice President and Chief Development Officer
                         FAX: (612) 572-5404

     if to the Company to:

          Endocardial Solutions, Inc.
          1350 Energy Lane, Suite 110
          St. Paul, Minnesota 55108-5254
          Attention:     James W. Bullock,
                         President and Chief Executive Officer
                         FAX (651) 644-7897

Any party may change the above-specified recipient and/or mailing address by notice to all other parties given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by telecopy) or on the day shown on the return receipt (if delivered by mail or delivery service).

     9.6 PUBLIC ANNOUNCEMENT. In the event any party proposes to issue any press release or public announcement concerning any provisions of this Agreement or the transactions contemplated hereby, such party shall so advise the other parties hereto, and the parties shall thereafter use their best efforts to cause a mutually agreeable release or announcement to be issued. Neither party will publicly disclose or divulge any provisions of this Agreement or the transactions contemplated hereby without the other parties' written consent, except as may be required by applicable law or stock exchange regulation, and except for communications to employees.

     9.7 EXPENSES. Except as otherwise provided in this Agreement, the Company and Medtronic shall each pay their own expenses incident to this Agreement and the preparation for, and consummation of, the transactions provided for herein.

     9.8 GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Minnesota, including all matters of construction, validity, performance and enforcement, without giving effect to principles of conflict of laws.

     9.9 TITLES AND HEADINGS; CONSTRUCTION. The titles and headings to the Articles and Sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. This Agreement shall be construed without regard to any presumption or other rule requiring construction hereof against the party causing this Agreement to be drafted.

     9.10 BENEFIT. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     9.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed as original and all of which together shall constitute one instrument.

     9.12 PARTIES IN INTEREST. All representations, covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed as of the date first written above.

                                       ENDOCARDIAL SOLUTIONS, INC.


                                       By   /s/ James W. Bullock
                                          ----------------------------------
                                       Name: James W. Bullock
                                       Title:    President and Chief
                                                 Executive Officer


                                       MEDTRONIC ASSET MANAGEMENT, INC.


                                       By   /s/ Michael D. Ellwein
                                          ----------------------------------
                                       Name:     Michael D. Ellwein
                                       Title:    V.P. and CDO

                                                                      EXHIBIT A

     THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE LAW, AND NO INTEREST HEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS
(A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING THIS PROMISSORY NOTE, OR (B) THE COMPANY RECEIVES AN OPINION OF LEGAL COUNSEL REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

                                PROMISSORY NOTE

$7,000,000.00                                                  February 2, 1999

     FOR VALUE RECEIVED, the undersigned, ENDOCARDIAL SOLUTIONS, INC. ("Maker"), promises to pay to the order of MEDTRONIC ASSET MANAGEMENT, INC. ("Medtronic") at Medtronic's principal corporate offices, or at such other place as the holder hereof may from time to time designate in writing, the principal sum of $7,000,000.00 or so much thereof as has been advanced by Medtronic to or for the benefit of the Maker pursuant to that certain Note Purchase Agreement, dated as of the date hereof, as amended from time to time, between the Maker and Medtronic and remains unpaid at maturity, plus interest (compounded monthly) commencing on the date hereof at a rate equal to eight percent (8%) per annum based on the actual number of days elapsed in a 360-day year. Interest accruing under this Note shall be payable on each March 3 1, June 30, September 30 and December 31 during the term of this Note and at maturity or earlier prepayment in full. The entire principal amount and all accrued and unpaid interest hereunder shall be due and payable in full on the first to occur of the following: (i) the closing of any financing transaction, including debt or equity financing, from which Maker receives proceeds, after deduction of offering expenses, of $20 million or more; (ii) a Change of Control of Maker, as defined below; or (iii) February 2, 2001. Payments hereunder shall be applied first to the payment of accrued interest and then to the reduction of principal. Principal, interest and all other sums payable hereunder shall be paid in lawful money of the United States of America.

     For purposes of this Note, a "Change of Control of Maker" means any of the following events: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), other than Medtronic, acquires "beneficial ownership" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of Maker or of an entity that directly or indirectly owns Maker, or is an affiliate that directly or indirectly controls Maker, (referred to as "Maker Parent") representing 20% or more of the combined voting power (with respect to the election of directors) of Maker's or Maker Parent's, as the case may be, then outstanding securities; (ii) the consummation of a merger, share exchange, combination or consolidation of Maker or Maker Parent, as the case may be, with or into any other corporation, which would result in the voting securities of Maker or Maker Parent, as the case may be, outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) less than 80% of the combined voting power (with respect to the election of directors) of the securities of Maker or Maker Parent, as the case may be, or of such surviving entity outstanding immediately after such merger, share exchange, combination or consolidation; or (iii) the consummation of a plan of complete liquidation of Maker or Maker Parent, as the case may be, or (iv) the consummation of an agreement for the sale or disposition by Maker or Maker Parent, as the case may be, of all or substantially all of Maker's or Maker Parent's, as the case may be, business or assets.

     This Note is issued in connection with that certain Note Purchase Agreement dated February 2, 1999 between Maker and Medtronic (the "Note Purchase Agreement"). This Note is subject to, among other things, the default provisions and rights of acceleration as provided in the Note Purchase Agreement upon the occurrence of an Event of Default as defined in the Note Purchase Agreement.

     Except as expressly set forth in the Note Purchase Agreement, Maker waives demand, diligence, presentment for payment, protest and demand, and notice of extension, dishonor, protest, demand and nonpayment of this Note. Maker agrees to pay all costs of collection, defense and enforcement of this Note and the Note Purchase Agreement, including attorneys' fees, whether suit is brought or not, that the holder may incur.

     This Note shall be binding upon Maker and its successors and assigns and shall inure to the benefit of the payee hereof, and any subsequent holders of this Note, and their successors and assigns. Maker may not, without the holder's prior written consent, assign any of its rights, powers or obligations under this Note. Any such consent shall not relieve Maker of liability for payment in the event of default by the assignee.

     This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Minnesota.

     IN WITNESS WHEREOF, the Maker has executed this Note and caused it to be dated as of the date first written above.

                                       ENDOCARDIAL SOLUTIONS, INC.



                                       By:
                                           -----------------------------------

                                       Its:
                                            ----------------------------------